EXHIBIT 10.32

SECOND ADDENDUM

This Second Addendum made as of this 29th day of March 1995 between Baker Properties Limited Partnership, a Connecticut limited partnership, having an office at 485 Washington Avenue, Pleasantville, New York 10570 (“Lessor”) and Immunomedics, Inc., having an office at 300 American Road, Morris Plains, New Jersey 07950 (“Lessee”).

WITNESSETH:

WHEREAS, Lessor and Lessee previously entered into a Lease Agreement (“Lease”) dated January 16, 1992; which was amended by a First Addendum dated May 5, 1993 (“First Addendum”), collectively referred to as the “Lease”; and

WHEREAS, Lessee desires to reduce the square footage of its Demised Premises by 10,000 sq. ft. from 68,759 sq. ft. to 58,759 sq. ft.

NOW, THEREFORE, in consideration of the mutual covenants herein set forth and for good and valuable consideration, the parties hereby agree to amend the Lease as of April 1, 1995 as follows:

1. Lessor’s Demised Premises shall be reduced from 68,759 sq. ft. to 58,759 sq. ft. as outlined on Exhibit A, thereby redefining the Demised Premises as 58,759 sq. ft.

2. Lessee’s Basic Rent, pursuant to Article 3 of the Lease, shall be amended to the following schedule:

	Monthly	Annual
June 1, 1995 - May 31, 1997	$29,921.17	$359,054.00
June 1, 1997 - May 31, 1999	$35,307.41	$423,688.90

3. As the Demised Premises is hereby redefined, Lessee’s Share of Complex Operating Costs shall be 68.50% and Lessee’s Share of Real Estate Taxes shall be calculated in accordance with Article 12 of the Lease Agreement.

4. Lessee’s Exclusive Outside Area, pursuant to Article l(c) of the Lease, is hereby redefined and is outlined on Exhibit B attached.

5. Paragraph 4 of the First Addendum to Lease is hereby deleted in its entirety.

6. The second paragraph of Article 32 Option to Renew in the Lease, which was revised by the First Addendum, shall be replaced by the following:

The Basic Rent during the First Renewal Term shall be $36,724.38 (Thirty-Six Thousand Seven Hundred Twenty-Four Dollars and thirty-eight cents) per month based on $7.50 per square foot and the Basic Rent during the Second Renewal Term shall be $41,620.96 (Forty-One Thousand Six Hundred Twenty Dollars and ninety-six cents) per month, based on $8.50 per square foot. At such time as Lessee exercises such option(s), Lessor, at Lessee’s option, shall, in each instance, pay to Lessee or credit against the payment of Basic Rent the sum of $25,000.00 (Twenty-Five Thousand Dollars and no cents). If Lessor pays Lessee $25,000 said amount shall be used by Lessee for office renovations in the Demised Premises.

7. Article 34, Right of First Offer, of the Lease is hereby deleted in its entirety.

8. As shown on Exhibit A, Lessor shall close the existing opening in the demising wall at its cost and expense. In the event of an emergency, Lessee, upon notification and approval by Lessor and from adjacent tenant, may be granted access to the fire sprinkler standpipes. Lessor, upon review and approval of Lessee’s proposed roof access plans, and upon review and approval of Lessee’s contractor’s invoices for completion of said work (said work must be completed in accordance with the terms and conditions of this Lease), then Lessor shall fund half the cost of said roof access work but in no event shall Lessor’s contribution exceed $2,000.00 (Two Thousand Dollars) for said work.

9. Except as provided herein, Lessee shall lease the Demised Premises in an “As-Is” condition.

10. Except as otherwise provided herein, all other terms and provisions set forth in the Lease shall continue with the same force and effect as if set forth at length.

11. This Agreement shall be binding upon the parties hereto, their heirs, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have set their hands and seal the day and year written above.

AGREED TO AND ACCEPTED BY:		AGREED TO AND ACCEPTED BY:

LESSEE:		LESSOR:

IMMUNOMEDICS, INC.		BAKER PROPERTIES LIMITED PARTNERSHIP

BAKER COMPANIES, INC. Its General Partner

By:	/s/ Amy Factor	By:	/s/ Wm. A. Baker, Jr.
Wm. A. Baker, Jr.
President